Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-157655) of Ameren Corporation of our report dated June 29, 2010 relating to the financial statements of Ameren Corporation Savings Investment Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 29, 2010